Exhibit 99.1

PayPal and KKR Announce Exclusive Multi-Year Relationship for European Pay Later Receivables

KKR to purchase up to €40 billion of eligible current and future PayPal Pay Later loans originated in Europe

PayPal expects to allocate approximately $1 billion to incremental share repurchases this year; updated outlook from approximately $4 billion to approximately $5 billion in total share repurchases in 2023

SAN JOSE, Calif. and NEW YORK, June 20, 2023 /PRNewswire/ — PayPal Holdings, Inc. (NASDAQ: PYPL) and KKR, a leading global investment firm, today announced the signing of an exclusive multi-year agreement for a €3 billion replenishing loan commitment under which private credit funds and accounts managed by KKR will purchase up to €40 billion of buy now, pay later (BNPL) loan receivables originated by PayPal in France, Germany, Italy, Spain, and the United Kingdom. Under the terms of the agreement, KKR’s private credit funds and accounts will acquire substantially all the European BNPL loan portfolio held on PayPal’s balance sheet at the close of the transaction and will also acquire future originations of eligible BNPL loans. PayPal will remain responsible for all customer-facing activities, including underwriting and servicing, associated with its European BNPL products.

While the concept of split installment payments for consumer purchases has been around for decades and online consumer financing has been a strategic offering of PayPal since 2008, BNPL has dramatically increased in popularity over the past several years. Since launching its first BNPL offering in 2020, PayPal has become an industry leader with its PayPal Pay Later products, issuing more than 200 million loans to over 30 million customers in eight markets around the world. In 2022, PayPal processed more than $20 billion of BNPL payment volume globally, up approximately 160% from 2021.

“Buy now, pay later has become a major asset to PayPal’s checkout experience, driving engagement, payment volume growth, and repeat use while delivering high-value customers to our merchants,” said Gabrielle Rabinovitch, senior vice president, acting chief financial officer of PayPal. “Our collaboration with KKR will allow us to accelerate our PayPal Pay Later originations alongside market demand in Europe while preserving free cash flow for other strategic initiatives. This transaction is yet another example of our disciplined approach to capital allocation.”

KKR is funding the transaction through its private credit funds and accounts.

“Having the ability to work exclusively with a scaled and high-quality strategic partner like PayPal is a testament to the strength and maturity of our Asset-Based Finance business,” said Dan Pietrzak, global head of private credit at KKR. “We look forward to growing our relationship further and serving the financing needs of consumers across Europe through this transaction.”

“We are thrilled to deepen our footprint in consumer finance through this transaction and to work with one of the leading players in this space,” said Vaibhav Piplapure, a managing director at KKR. “We believe that PayPal Pay Later offers a differentiated experience that positions PayPal to capture additional share in this growing market.”

Subject to certain conditions, this transaction is expected to close in the second half of 2023. Upon closing, PayPal expects this transaction to initially generate approximately $1.8 billion of proceeds to be used for a combination of increased capital return to shareholders and general corporate purposes. The transaction is already contemplated in PayPal’s full year 2023 guidance for GAAP and non-GAAP earnings per share, and non-GAAP operating margin announced on May 8, 2023. Following closing, PayPal expects to allocate approximately $1 billion to incremental share repurchases in 2023, contributing to an updated outlook of approximately $5 billion in total share repurchases this year.

KKR Capital Markets structured and arranged the debt for the transaction. Morgan Stanley & Co. LLC acted as the financial and structuring advisor to PayPal. Freshfields Bruckhaus Deringer LLP, Pérez-Llorca, and Allen & Overy Luxembourg acted as legal advisors to PayPal. Latham & Watkins LLP served as legal counsel to KKR.

About PayPal

PayPal has remained at the forefront of the digital payment revolution for more than 20 years. By leveraging technology to make financial services and commerce more convenient, affordable, and secure, the PayPal platform is empowering hundreds of millions of consumers and merchants in more than 200 markets to join and thrive in the global economy. For more information, visit https://www.paypal.com.

Forward Looking Statements About PayPal

This announcement contains “forward-looking” statements within the meaning of applicable securities laws. Forward-looking statements and information relate to future events and future performance and reflect, among other things PayPal’s expectations regarding the anticipated benefits of this transaction, the timing of the closing of the transaction, and anticipated incremental share repurchases. Forward looking statements may be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions.

Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the statements made, and, accordingly, readers should not place undue reliance on forward-looking statements and information. Factors that could cause or contribute to such differences include, but are not limited to, the failure to satisfy the conditions to the completion of the transaction and the acquisition of future originations, the possibility that the transaction may not be completed in a timely manner or at all, the reaction of competitors to the transaction, economic and political conditions, including in the relevant markets, the future growth of PayPal’s BNPL business, and the possibility that operationalizing the transaction post-closing may be more difficult than expected.

More information about these and other factors that could adversely affect PayPal’s results of operations, financial condition and prospects or that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in PayPal Holdings, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (the “SEC”), and its future filings with the SEC.

The forward-looking statements contained in this announcement speak only as of the date hereof. PayPal expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contacts

Investors

For PayPal:

investorrelations@paypal.com

Media

For PayPal:

Josh Criscoe, Taylor Watson and Sabrina Winter

mediarelations@paypal.com

For KKR:

KKR Americas:

Julia Kosygina

+1 212-750-8300

Media@kkr.com

KKR EMEA:

Annabel Arthur

+44 20 7839 9800

kkrpr-uk@kkr.com